EX-99(m)


                              DISTRIBUTION PLAN OF
                              GARTMORE MUTUAL FUNDS
                            Amended, January 11, 2007
                        to be effective February 28, 2007





         Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the following classes of the series (each, a "Fund") of Gartmore Mutual Funds (the "Trust"):

Fund     Classes
Gartmore Mid Cap Growth Leaders Fund                                                                    A, B, C, R
Gartmore Growth Fund                                                                                    A, B, C, R
Gartmore Nationwide Fund                                                                                A, B, C, R
Gartmore Bond Fund                                                                                A, B, C, R, X, Y
Gartmore Tax-Free Income Fund                                                                        A, B, C, X, Y
Gartmore Government Bond Fund                                                                     A, B, C, R, X, Y
Gartmore Money Market Fund                                                                                 Service
Gartmore S&P 500 Index Fund                                                        A, B, C, R, Service, Local Fund
Gartmore Small Cap Fund                                                                                 A, B, C, R
Gartmore Large Cap Value Fund                                                                           A, B, C, R
Gartmore Short Duration Bond Fund                                                                A, C, Service, IRA
Gartmore U.S. Growth Leaders Fund                                                                       A, B, C, R
Gartmore Nationwide Leaders Fund                                                                        A, B, C, R
Gartmore Value Opportunities Fund                                                                       A, B, C, R
Gartmore Enhanced Income Fund                                                                                 A, R
     (formerly Gartmore Morley Enhanced Income Fund)
Gartmore Small Cap Index Fund                                                                           A, B, C, R
Gartmore Mid Cap Market Index Fund                                                                      A, B, C, R
Gartmore International Index Fund                                                                       A, B, C, R
Gartmore Bond Index Fund                                                                                A, B, C, R
Gartmore Investor Destinations Aggressive Fund                                                 A, B, C, R, Service
Gartmore Investor Destinations Moderately Aggressive Fund                                      A, B, C, R, Service
Gartmore Investor Destinations Moderate Fund                                                   A, B, C, R, Service
Gartmore Investor Destinations Moderately Conservative Fund                                    A, B, C, R, Service
Gartmore Investor Destinations Conservative Fund                                               A, B, C, R, Service
Gartmore Global Technology and Communications Fund                                                      A, B, C, R
Gartmore Global Health Sciences Fund                                                                    A, B, C, R
NorthPointe Small Cap Growth Fund                                                                       A, B, C, R
NorthPointe Small Cap Value Fund                                                                        A, B, C, R
Gartmore Emerging Markets Fund                                                                          A, B, C, R
Gartmore International Growth Fund                                                                      A, B, C, R
Gartmore Worldwide Leaders Fund                                                                         A, B, C, R
Gartmore Global Financial Services Fund                                                                 A, B, C, R
Gartmore Global Utilities Fund                                                                          A, B, C, R
Gartmore Micro Cap Equity Fund                                                                          A, B, C, R
Gartmore Mid Cap Growth Fund                                                                            A, B, C, R
Gartmore U.S. Growth Leaders Long-Short Fund                                                            A, B, C, R
Gartmore China Opportunities Fund                                                                       A, B, C, R
Gartmore Global Natural Resources Fund                                                                  A, B, C, R
Gartmore Optimal Allocations Fund: Growth
(formerly Gartmore Optimal Allocations Fund: Aggressive)                                                A, B, C, R
Gartmore Optimal Allocations Fund: Moderate Growth                                                      A, B, C, R
(formerly Gartmore Optimal Allocations Fund: Moderately Aggressive)
Gartmore Optimal                                                                                        A, B, C, R


         Allocations Fund: Moderate
Gartmore Optimal                                                                                        A, B, C, R
         Allocations Fund: Specialty
Gartmore Optimal                                                                                        A, B, C, R
         Allocations Fund: Defensive
Gartmore Small Cap Leaders Fund                                                                         A, B, C, R
Gartmore Hedged Core Equity Fund                                                                        A, B, C, R
Gartmore Small Cap Growth Opportunities Fund                                                            A, B, C, R
Gartmore Small Cap Value Fund                                                                           A, B, C, R
Gartmore Small Cap Core Fund                                                                            A, B, C, R
Gartmore Market Neutral Fund                                                                            A, B, C, R
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The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

         Section 2. Subject to the limitations on the payment of asset-based sales charges set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a) 25 basis points (0.25%) of the average daily net assets of the Class A Shares of the Funds; and

(b) 100 basis points (1.00%) of the average daily net assets of the Class B Shares of each of the Funds, 75 basis points (0.75%) of which will be a "distribution fee" (as described below) and 25 basis points (0.25%) of which will be a service fee; and

(c) 85 basis points (0.85%) of the average daily net assets of the Class X Shares (formerly Class B shares) of the Gartmore Bond Fund, Gartmore Tax-Free Income Fund, and Gartmore Government Bond Fund, 75 basis points (0.75%) of which will be a distribution fee and 10 basis points (0.10%) of which will be considered a service fee; and

(d) 100 basis points (1.00%) of the average daily net assets of the Class C Shares of each of the Funds which have adopted Class C shares as described above (except the Gartmore Money Market Fund and Gartmore Short Duration Bond Fund), 75 basis points (0.75%) of which will be a "distribution fee" (as described below), and 25 basis points (0.25%) of which will be considered a service fee; and

(e) 85 basis points (0.85%) of the average daily net assets of the Class Y Shares (formerly Class C shares) of the Gartmore Bond Fund, Gartmore Tax-Free Income Fund, and Gartmore Government Bond Fund, 75 basis points (0.75%) of which will be a distribution fee and 10 basis points (0.10%) of which will be considered a service fee; and

(f) 7 basis points (0.07%) of the average daily net assets of the Local Fund Shares of the Gartmore S&P 500
         Index Fund; and

(g) 15 basis points (0.15%) of the average daily net assets of the Service Class Shares of the Gartmore S&P 500 Index Fund and the Gartmore Money Market Fund; and

(h) 25 basis points (0.25%) of the average daily net assets of the Service Class Shares of the Gartmore Short Duration Bond Fund, Gartmore Investor Destinations Aggressive Fund Gartmore Investor Destinations Moderately Aggressive Fund, Gartmore Investor Destinations Moderate Fund, Gartmore Investor Destinations Moderately Conservative Fund and Gartmore Investor Destinations Conservative Fund; and

(i) 25 basis points (0.25%) of the average daily net assets of the IRA Class Shares of the Gartmore Short Duration Bond Fund; and

(j) 50 basis points (0.50%) of the average daily net assets of the Class R Shares of the Funds, 25 basis points (0.25%) of which will be a distribution fee and 25 basis points (0.25%) of which will be considered a service fee.

These fees will be paid to Gartmore Distribution Services, Inc. ("GDSI") for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Except as specifically designated above, the fees may be used either as distribution fees or servicing fees to the extent that they fit the descriptions below. As described above, the following types of fees may be paid pursuant to the Plan:

(a) a distribution fee for: (i) (a) efforts of an Underwriter expended in respect of or in furtherance of sales of Class B Shares, and (b) to enable an Underwriter to make payments to other broker/dealers and other eligible institutions (each a "Broker/Dealer") for distribution assistance pursuant to an agreement with the Broker/Dealer; and (ii) reimbursement of expenses (a) incurred by an Underwriter, and (b) incurred by a Broker/Dealer pursuant to an agreement in connection with distribution assistance including, but not limited to, the reimbursement of expenses relating to printing and distributing advertising and sales literature and reports to shareholders for use in connection with the sales of Class B Shares, processing purchase, exchange and redemption requests from customers and placing orders with an Underwriter or the Funds' transfer agent, and personnel and communication equipment used in servicing shareholder accounts and prospective shareholder inquiries; and

(b) a service fee, if applicable and not otherwise covered under an administrative services plan and/or agreement, for: (i) (a) efforts of an Underwriter expended in servicing shareholders and (b) to enable an Underwriter to make payments to a Broker/Dealer for shareholder services pursuant to an agreement with the Broker/Dealer; and (ii) reimbursement of expenses (a) incurred by an Underwriter, and (b) incurred by a Broker/Dealer pursuant to an agreement in connection with shareholder service including, but not limited to personal, continuing services to investors. For purposes of the Plan, a Broker/Dealer may include any of an Underwriter's affiliates or subsidiaries. A service fee will be considered as such pursuant to Section 2830(b)(9) of the Conduct Rules of the NASD.

(c) No provision of this Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

         Section 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of the applicable class of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

         Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the "Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

         Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 4.

         Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.

         Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

         A. That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

         B. That such agreement shall terminate automatically in the event of its assignment.

         Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

         Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.